                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         Employment Agreement, dated as of July 1, 1993 between Bio-Nebraska, Inc., a corporation incorporated and existing under the laws of Delaware (formerly Nebraska) and having its office at 3940 Cornhusker Highway in Lincoln, Nebraska (hereinafter referred to as "Company") , and FRED W. WAGNER, residing at RR 1, Box 77B, Walton, Nebraska 68461 (hereinafter referred to as the "Executive").

         WHEREAS the Company desires to employ the President, Chief Scientist and member of the Company's Board of Directors; and the Executive desires to be so employed.

         NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT: POWERS AND DUTIES.

         The Company hereby employs the Executive as its President, Chief Scientist and member of its Board of Directors pursuant to the provisions of this Agreement. The Executive shall perform services in such capacities for the Company and for any of its affiliates or subsidiaries with such authority and with such powers and duties as may be prescribed or assigned to him from time to time by the Board of Directors of the Company and as may be appropriately attributed to his service in the foregoing capacities by law and custom.

2.       EXCLUSIVITY.

         During the term of his employment hereunder, the Executive will devote his best efforts, energy, skill and resources to his duties hereunder and to the affairs and interests of the Company and its affiliates and subsidiaries and will not, without the approval of the Board of the Company, actively engage in the conduct of any other business in the biotech or medical field, except as he may be required to carry out his duties as a Professor of Biochemistry at the University of Nebraska.

         It is fully understood and agreed to by the Company that the Executive shall serve as a Professor of Biochemistry at the University of Nebraska representing the dedication of one half of his business hours; and that he will be required to carry out a full range of appropriate duties and incur appropriate obligations in that connection.

3.       DIRECT COMPENSATION

         During the period from July 1 through December 31, 1993 he shall be paid $60,000 in equal monthly installments after required deductions are made from such installments. During the year,

1994, the Executive shall be paid $106,000, also in equal monthly installments after required deductions are made. At the end of the calendar year, 1994, the performance of the Executive shall be reviewed. In the event that performance has been satisfactory as determined by the Board of Directors of the Company, the Executive shall receive a substantial positive adjustment to his compensation level over that obtaining in calendar, 1994 in order to reflect his contributions to the Company and to bring his compensation in line with other executives of comparable position, accomplishment and potential. In the event that the Executive shall elect to relinquish his active role as a Professor, as aforesaid, and dedicate his full business hours to the Company, his compensation in 1994 shall be $150,000, to be paid in equal monthly installments. In the event that such a change in status for the Executive shall take place during 1994, his monthly compensation payments shall be adjusted accordingly.

         The Board of Directors of the Company, in addition, shall establish an appropriate and substantial incentive program to provide additional incentive compensation to the Executive in the event certain goals, to be mutually agreed upon by the Company and the Executive, are met during 1995. Thereafter, during the term of this Agreement, the Company shall perform a similar review of the Executive's performance annually and new incentive payments to be based on new performance goals will be mutually determined for the subsequent year. The Executive may also receive compensation from the Company's subsidiaries and affiliates.

4.       ADDITIONAL BENEFITS.

         (A) To the extent not received as a Professor of the University of Nebraska, the Executive shall be provided with health, accident, hospitalization, disability, life and other insurance benefits as are generally provided under the Company's and/or its affiliates group policies.

         (B) When and if instituted, the Executive shall be provided with such savings and retirement plan benefits as may be provided in general for employees under the Company's plans, as adopted or amended from time to time, based on his compensation received from the Company from time to time.

         (C) The Executive may also receive certain special life insurance, retirement and/or deferred compensation benefits, as mutually agreed upon by the Company and the Executive from time to time.

5.       LONG-TERM INCENTIVES.

         The Executive shall be considered favorably for the receipt from time to time of stock options under the Company's Stock Plan, as the same may be in effect from time to time.

6.       EXPENSES.

         The Company shall reimburse to the Executive all reasonable travel, hotel, entertainment and other out-of-pocket expenses which he may from time to time incur in the course of carrying out his duties for the Company and any of its affiliates or subsidiaries.

7.       NON COMPETITION.

         The Executive agrees that during the term of his employment hereunder, and for a one-year period thereafter (in the event the Company shall continue compensation to the Executive after termination of employment equal to the total level received during the last year prior to the Termination of this Agreement), the Executive shall not do any of the following, without first receiving the Company's written consent:

                  (i) Engage in, be employed by or finance any business activity that is competitive with the business which is being conducted by the Company or any affiliate or subsidiary;

                  (ii) Compete with, divert, disrupt or otherwise interfere with any business relationship of the Company or any affiliate or subsidiary with any of the clients, customers or business contacts of the Company or any affiliate or subsidiary; or

                  (iii) Solicit for employment for his own or another's benefit (as employee, partner, independent contractor or otherwise) any person who has been employed by the Company or any affiliate within the two year period in question.

8.       RESTRICTIONS ON THE EXECUTIVE.

         (A) As between the Company or any of its affiliates or subsidiaries, as the case may be, and the Executive, all products, methods, processes, discoveries, materials, ideas, creations, inventions and properties pertaining to the business of the Company or any affiliate or subsidiary, whether or not developed or invented by the Executive and whether or not developed or discovered during regular working hours, shall be the sole and absolute property of the Company or the particular affiliate or subsidiary, for any and all purposes. The Executive shall not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature in any of the foregoing.

         (B) The Executive acknowledges that in the course of his employment hereunder he will make use of, acquire and add to confidential information of the Company and its affiliates and subsidiaries of a special and unique nature and value relating to such matters as trade secrets, technical systems and procedures, inventions, manuals, confidential reports and customer business. The Executive agrees that with respect to any of the foregoing, during and following the term hereof, for so long as same remains confidential (and beyond should loss of confidentiality be caused by the Executive), he will not, for any purposes, divulge or disclose any of such information or let others use such information for any purpose other than for the benefit of the Company or its affiliate or subsidiaries, as the case may be.

9.       TERM OF EMPLOYMENT.

         The term of this Agreement shall initially continue until June 30, 1995. It shall continue indefinitely thereafter, unless and until terminated by either party upon delivery, thereafter, of one year's prior written notice of termination to the other party.

         Notwithstanding the foregoing, the Company shall be entitled by notice in writing to the Executive to terminate forthwith his employment with the Company under this Agreement if he shall be guilty of any misconduct or commit any material breach of his obligations to the Company hereunder; and the Executive shall be entitled by notice in writing to the Company to terminate his employment within 30 days if the Company shall be in material breach of its obligations hereunder.

10.      VACATION.

         The Executive shall be entitled to four weeks of vacation in each year.

11.      RETURN OF DOCUMENTS.

         The Executive shall promptly, upon the termination of his employment with the Company hereunder, deliver to the Company all office copies of reports, memoranda, accounts, notebooks, and correspondence which may have been prepared by him or have come into his possession or control in the course of his employment hereunder.

12.      NOTICES.

         All notices hereunder shall be in writing and delivered personally or by registered or certified mail which shall be addressed to the Company at its principal office and to the Executive at the address stated in the first paragraph of this Agreement, or in either case at such other address as shall be designated in writing by the party to whom the notice is to be sent. Any such communication so sent by mail shall be deemed made or given upon mailing.

13.      MISCELLANEOUS.

         This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties to this Agreement and the respective heirs, executors, and successors in interest. The provisions of Sections 7, 8, 11 and 14 hereunder shall survive the termination of this Agreement to the extent necessary to accomplish the purposes of such provisions.

14.      GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of Nebraska.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date first written above.


                                             BIONEBRASKA, INC.


                                             By /s/ Thomas R. Coolidge
                                                -------------------------------
                                                      Chairman of the Board





/s/ Fred W. Wagner
------------------------------------
         FRED W. WAGNER
         (the Executive)